Exhibit 10.1

AGCO CORPORATION
2006 LONG-TERM INCENTIVE PLAN
(AS AMENDED THROUGH JANUARY 22, 2015)

The AGCO Corporation 2006 Long-Term Incentive Plan has been established by AGCO Corporation to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) further identify Participants’ interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term shareholder return.
ARTICLE I
GENERAL

1.1Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals (including transferees of Eligible Individuals to the extent the transfer is permitted by the Plan and the applicable Award Agreement), those persons who will be granted one or more Awards under the Plan, and thereby become Participants in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant.

1.2Operation, Administration, and Definitions. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 6 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article II of the Plan).

ARTICLE II
DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:
2.1Award. The term “Award” means any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Restricted Stock, Restricted Stock Units and Performance Share Awards.

2.2Award Agreement. The term “Award Agreement” is defined in Section 5.2.

2.3Board. The term “Board” means the Board of Directors of the Company.

2.4Change in Control. The term “Change in Control” shall mean a change in the ownership of the Company, change in the effective control of the Company or change in ownership of a substantial portion of the Company’s assets, as described in Section 409A of the Code, including each of the following:

(a)    A change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, possess more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company (not including where any one person, or more than one person acting as a group, who is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, acquires additional stock).

(b)    A change in the effective control of the Company is presumed (which presumption may be rebutted by the Committee) to occur on the date that: any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company, or a majority of the members of the Board is replaced during any twelve (12)-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election of such new directors.

(c)    A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total fair market value equal to or more than forty percent (40%) of the total fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions unless the assets are transferred to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person, or more than one person acting as a group, that owns directly or indirectly, fifty percent (50%) or more of the total value or voting power of all of the outstanding stock of the Company.

2.5Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.6Committee. The term “Committee” is defined in Section 8.1.

2.7Company. The term “Company” means AGCO Corporation, a Delaware corporation.

2.8Effective Date. The term “Effective Date” means April 21, 2011.

2.9Eligible Individual. The term “Eligible Individual” means any employee of the Company or a Subsidiary and any board member, consultant or other person providing services to the Company or a Subsidiary. An Award may be granted to an individual, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become effective prior to the date the individual first performs such services. However, only employees of the Company or any Subsidiary shall be considered Eligible Individuals with respect to Incentive Stock Options.

2.10Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11Exercise Price. The term “Exercise Price” is defined in Section 3.1.

2.12Fair Market Value. The term “Fair Market Value” means, for any particular date:

(a)for any period during which the Stock shall be listed for trading on a national securities exchange, the closing price per share of stock on such exchange, or

(b)for any period during which the Stock shall not be listed for trading on a national securities exchange, but when prices for the Stock shall be reported by Nasdaq, the closing bid price as reported by the Nasdaq, or

(c)in the event neither Section 2.12 (a) or (b) above shall be applicable, the market price per share of Stock as determined in good faith by the Committee using a reasonable valuation method based on the facts and circumstances on the valuation date; provided, however, that the use of a value per share of stock previously calculated shall not be reasonable if, as of the date of grant, such valuation fails to reflect information available after the date of valuation that may materially affect the value of the Company or if the valuation per share of stock was calculated on a date more than twelve (12) months prior to the date of grant.

If Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the preceding day when the markets were open. The provisions of this Section 2.12 shall be interpreted in accordance with Section 409A of the Code and the regulations issued thereunder and applicable accounting principles.
2.13Incentive Stock Option. The term “Incentive Stock Option” means an Option that is intended to satisfy the requirements applicable to an “incentive stock option” described in section 422(b) of the Code.

2.14Non-Qualified Option. The term “Non-Qualified Option” means an Option that is not intended to be an “incentive stock option” as that term is described in section 422(b) of the Code.

2.15Option. The term “Option” means either an Incentive Stock Option or a Non-Qualified Option and the grant of an Option entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee.

2.16Participant. The term “Participant” means those Eligible Individuals who are granted one or more Awards under the Plan.

2.17Performance Measures. The term “Performance Measures” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to an Award granted to a Participant under the Plan. Performance Measures may be described in terms of Company-wide objectives or in terms of objectives that are related to performance of the division, Subsidiary, department or function within the Company or a Subsidiary in which the Participant receiving the Award is employed or on which the Participant’s efforts have the most influence. The achievement of the Performance Measures established by the Committee for any Performance Period will be determined without regard to the effect on such Performance Measures of any acquisition or disposition by the Company of a trade or business, or of substantially all of the assets of a trade or business, during the Performance Period and without regard to any change in, or interpretation of, accounting standards by the Financial Accounting Standards Board (or any successor entity) or any other authority that establishes or interprets accounting principles applicable to the

Company or its Subsidiaries. The Performance Measures established by the Committee for any Performance Period under the Plan will consist of one or more of the following:
(1)    earnings per share and/or growth in earnings per share in relation to target objectives;
(2)    operating cash flow and/or growth in operating cash flow in relation to target objectives;
(3)    cash available in relation to target objectives;
(4)    operating income and/or growth in operating income in relation to target objectives;
(5)    margins and/or growth in margins (gross, operating or otherwise) in relation to target objectives;
(6)    net income and/or growth in net income in relation to target objectives;
(7)    revenue and/or growth in revenue in relation to target objectives;
(8)    total shareholder return (measured as the total of the appreciation of and dividends declared on the Stock) in relation to target objectives;
(9)    return on invested capital in relation to target objectives;
(10)    productivity and/or improvements in productivity;
(11)    achievement of milestones on special projects;
(12)    return on shareholder equity in relation to target objectives;
(13)    return on assets in relation to target objectives; and
(14)    return on common book equity in relation to target objectives.

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Performance Measures are no longer suitable, the Committee may in its discretion modify such Performance Measures or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code, if applicable. In such case, the Committee will not make any modification of the Performance Measures or minimum acceptable level of achievement.

2.18Performance Period. The term “Performance Period” means, with respect to an Award, a period of not less than one year within which the Performance Measures relating to such Award are to be measured. Notwithstanding the foregoing, up to 250,000 Performance Shares may have Performance

Periods that are less than one year. The Performance Period will be established by the Committee at the time the Award is granted.

2.19Performance Share. The term “Performance Share” means an Award that is a grant of a right to receive shares of Stock that is contingent on the achievement of performance or other objectives during a specified period.

2.20Plan. The Term “Plan” means the 2006 AGCO Corporation Long-Term Incentive Plan as amended and/or restated from time to time.

2.21Restricted Stock. The term “Restricted Stock” means an Award that is a grant of shares of Stock with such shares of Stock subject to a risk of forfeiture or other restrictions or conditions that will lapse over a specified period or upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

2.22Restricted Stock Unit. The term “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article IV-A under which no shares of Stock are actually awarded to the Participant on the date of grant.

2.23SAR. The term “SAR” means a stock appreciation right and the grant of a SAR entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 3.4), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.24Subsidiaries. The term “Subsidiary” means any corporation during any period in which it is a “subsidiary corporation” (as that term is defined in Code Section 424(f)) with respect to the Company.

2.25Stock. The term “Stock” means shares of common stock of the Company, par value $.01 per share.

2.26Ten Percent Shareholder. The term “Ten Percent Shareholder” means an individual shareholder of the Company owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or Subsidiary. For purposes of the preceding sentence, the rules of Section 424 of the Code shall apply in determining stock ownership.

ARTICLE III
OPTIONS AND SARS

3.1Exercise Price. The “Exercise Price” of each Option and SAR granted under this Article 3 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (110% of the Fair Market Value on such date in the event of an Incentive Stock Option granted to a Participant who is a Ten Percent Shareholder).

3.2Exercise. An Option and a SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. Notwithstanding the foregoing, no Incentive Stock Options may be exercisable more than ten (10) years after the date of grant

(five (5) years after the date of grant in the event of Incentive Stock Options granted to a Participant who is a Ten Percent Shareholder).

3.3Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Article 3 shall be subject to the following:

(a)Subject to the following provisions of this Section 3.3, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in Section 3.3(c), payment may be made as soon as practicable after the exercise).

(b)The Exercise Price shall be payable in cash or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee.

(c)The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any minimum tax withholding resulting from such exercise.

3.4Settlement of Award. Shares of Stock delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option or a SAR as the Committee determines to be desirable.

3.5Incentive Stock Option Limits. To the extent the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options (whether granted under this Plan or any other plan of the Company or any parent or Subsidiary of the Company) are first exercisable by any Participant during any calendar year exceeds $100,000, such Options, to the extent of the excess, shall be treated as Non-Qualified Options.

3.6Repricing Prohibited. The Committee shall not reprice any outstanding option or SAR, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 6.2(d).

ARTICLE IV-A
RESTRICTED STOCK UNITS

4.1Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive, at a specified future date or time, one share of Stock with respect to each Restricted Stock Unit that becomes payable under the terms and conditions of the Award or, in the Committee’s sole discretion at the time thereof, an amount in cash equal to the then Fair Market Value of such share of Stock. At the time of the grant, the Committee must determine the number of Restricted Stock Units subject to an award of Restricted Stock Units and (i) the period over which such Restricted Stock Unit shall vest and become payable and in what proportions or (ii) the Performance Period and the Performance Goals applicable to the determination of the ultimate settlement of the Restricted Stock Unit.

4.2Settlement. Settlement with respect to Restricted Stock Units may be made by the Company in shares of Stock, or in cash, as provided in the applicable Award Agreement or Award program or, in the absence of such provision, as the Committee may determine in its sole discretion.

4.3Conditions to Settlement. Each Restricted Stock Unit granted under the Plan shall be settled at the end of the vesting period or Performance Period or upon the occurrence of an event, and in such number of shares or amount, as the Committee shall specify in the applicable Award Agreement or Award program.

ARTICLE IV- B
PERFORMANCE SHARE AWARDS

At the time a Performance Share Award is granted, the Committee may designate whether such Performance Share Award being granted to the Participant is intended to be “performance-based compensation” as that term is used in section 162(m) of the Code. Any such Performance Share Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures, over a specified Performance Period. Prior to payment of such Performance Shares, the Committee must certify in writing that the Performance Measures and other material terms of the Award were in fact satisfied.
For Performance Share Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Section 162(m) of the Code.
ARTICLE V
TERMS AND CONDITIONS OF ALL AWARDS

5.1Awards. The number of shares of Stock as to which an Award may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 6.2(a) as to the total number of shares available for grants under the Plan and subject to the limits on Awards in the following sentence. On such date as required by Section 162(m) of the Code and the regulations thereunder for compensation to be treated as qualified performance-based compensation, the maximum number of shares of Stock with respect to which Options, SARs, Restricted Stock, Restricted Stock Units or Performance Shares may be granted during any calendar year period to any Participant may not exceed 500,000. If, after grant, an Award is cancelled, the cancelled Award shall continue to be counted against the maximum number of shares for which Awards may be granted to Participant as described in this Section 5.1.

5.2Award Agreements. Each Award will either be evidenced by an “Award Agreement” in such form and containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or payment of the Award, or be made subject to the terms of an Award program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or payment of the Award. Each Award Agreement or Award program is subject to the terms of the Plan and any provisions contained in the Award Agreement or Award program that is inconsistent with the Plan are null and void.

5.3Grant Date. The date an Award is granted will be the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares covered by the Award, and has taken all such other actions necessary to complete the grant of the Award.

5.4Post-termination Obligations. The terms of an Award may provide that the Award will be forfeited and that the Participant will be obligated to turn over to the Company the proceeds of an Award in the event that the Participant violates any post-termination obligations that the Participant has to the Company or any Subsidiary including, without limitation, any obligation not to compete with the Company or any Subsidiary (regardless of whether such obligation is enforceable under applicable law), not to solicit employees, customers or clients of the Company or any Subsidiary, to maintain the confidentiality of information belonging to the Company or any Subsidiary, or not to disparage the Company or any Subsidiary or any of their affiliates.

5.5Clawback Policy. Each Award will be subject to any “clawback” policy of the Company in effect on the date that the Award is granted and any other “clawback” policy that the Company thereafter is required by law to adopt.

ARTICLE VI
OPERATION AND ADMINISTRATION

6.1Effective Date. The Plan, as amended and restated, became effective as of the Effective Date subject to approval by the shareholders of the Company. Awards granted prior to the Effective Date shall be governed by the terms of the Plan in effect on the date of grant except as expressly provided otherwise. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Option may be granted under the Plan on or after January 1, 2021.

6.2Shares Subject to Plan. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

(a)Subject to the following provisions of this subsection 6.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 10,000,000 (which shall include shares issued before and after the Effective Date).

(b)For purposes of calculating the total number of shares of Stock available under this Plan for grants of Awards, (i) the grant of an Award of Options, Restricted Stock, Restricted Stock Units, SARs or a Performance Share Award shall be deemed to be equal to the maximum number of shares of Stock which may be issued under the Award, (ii) subject to the provisions of this Section 6.2 there shall again be available for Awards under this Plan all of the following: (A) shares of Stock represented by Awards which have been cancelled, forfeited, surrendered or terminated or which expire unexercised and (B) the excess portion of variable Awards, such as SARs, Restricted Stock Units and Performance Share Awards, which become fixed at less than their maximum limitations.

(c)If the Exercise Price of any stock option granted under the Plan or any prior equity incentive plan of the Company is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock for delivery under the Plan.

(d)Subject to Article VII, in the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan and the applicable limits under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable; provided, however that any adjustments to the number of shares subject to an Award and the Exercise Price to be paid therefor, shall be proportionately adjusted to reflect such transaction and only such transaction on a pro rata basis such that the aggregate Exercise Price of such Awards, if any, is not less than the aggregate Exercise Price before such transaction. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion and to the extent not prohibited under Section 409A of the Code and the regulations thereunder. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Award.

6.3General Restrictions. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)Notwithstanding any other provisions of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

6.4Tax Withholding. All Awards under the Plan are subject to withholding or payment of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

6.5Section 409A of the Code. Notwithstanding anything to the contrary contained herein, Awards granted under this Plan are not intended to be treated as deferred compensation within the meaning of Section 409A of the Code. Towards that end, the Plan will be administered and construed by the Committee in a manner to fulfill such intent. Notwithstanding the foregoing, none of the Company, its Subsidiaries or the Committee shall be liable to any Participant if any Award fails to be exempt from, or to be in compliance with, Section 409A of the Code.

6.6Use of Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

6.7Dividends and Dividend Equivalents. An Award other than an Option or SAR Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

6.8Payments. Awards may be settled through cash payments, the delivery of shares of Stock, or combination thereof, as the Committee shall determine provided that, in the case of Restricted Stock Awards, Restricted Stock Units and Performance Share Awards, such settlement shall be made within two and a half months after the later of (i) the last day of the Participant’s taxable year during which the Award is no longer subject to a substantial risk of forfeiture or (ii) the last day of the Company’s taxable year during which the Award is no longer subject to a substantial risk of forfeiture. Any Award settlement, including payments thereof or delivery of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

6.9Transferability. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

6.10Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

6.11Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

6.12Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.13Limitation of Implied Rights.

(a)Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)The Plan does not constitute a contract of employment or service, and selection as a Participant will not give any participating employee or service provider the right to be retained in the employ or service of the Company or any Subsidiary, nor any right to claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and issuance of Stock to such individual.

6.14Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

6.15Governing Law. This Plan and all Awards granted hereunder shall be governed by the laws of the State of Delaware, except to the extent federal law applies.

ARTICLE VII
CHANGE IN CONTROL

Subject to the provisions of Section 6.2(d) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control: (a) all outstanding Options shall become fully exercisable; (b) all outstanding SARs shall become fully exercisable; and (c) all Restricted Stock, Restricted Stock Units and Performance Shares shall become fully vested.
Notwithstanding any provision of any Award Agreement, in the event of or in anticipation of a Change in Control, the Committee in its discretion may (a) declare that some or all outstanding Options and/or SARs previously granted under the Plan, whether or not then exercisable or vested, shall terminate as of a date before or on the Change in Control without any payment to the holder thereof (other than repayment of the purchase price, if any, paid for such Awards), provided that the Committee gives prior written notice to the Participants of such termination and gives such Participants the right to exercise the outstanding Options or SARs for at least seven (7) days before such date to the extent then exercisable (or to the extent such Options or SARs would have been exercisable as of the Change in Control); (b) terminate before or on the Change in Control some or all outstanding Awards previously granted under the Plan, whether or not then exercisable, vested or earned and payable, in consideration of payment to the holder thereof, (i) with respect to each share of Stock for which the Option or SAR is then exercisable (or for which the Option or SAR would have been exercisable as of the Change in Control), of the excess, if any, of the Fair Market Value on such date of the Stock subject to such portion of the Option or SAR over the exercise or base price (provided that outstanding Options or SARs that are not then exercisable and that would not become exercisable on the Change in Control, and Options or SARs with respect to which the Fair Market Value of the Stock subject to the Options or SARs does not exceed the exercise or base price, shall be cancelled without any payment therefor), (ii) with respect to Restricted Stock Awards that are not then nonforfeitable and transferable (but that would have become nonforfeitable and transferable as of the Change in Control) in exchange for the payment equal to the difference between the then Fair Market Value of the shares of Stock subject to the Restricted Stock Award less the unpaid purchase price, if any, for such shares or (iii) with respect to Restricted Stock Units or Performance Shares that are not then vested, earned and payable (but that would have become vested, earned and payable as of the Change in Control) in exchange for a payment equal to the amount which would have been payable under such Restricted Stock Units or Performance Share Awards; (c) terminate before or on the Change in Control some or all outstanding Restricted Stock Units or

Performance Share Awards previously granted under the Plan that are not then vested, earned and payable (and that would not have become vested, earned and payable as of the Change in Control) without any payment to the holder thereof or (d) take such other action as the Committee determines to be reasonable under the circumstances to permit the Participant to realize the value of the Award (which value for purposes of Awards that are not then exercisable, vested or payable and that would not become exercisable, vested or payable as of the Change in Control, and Options or SARs with respect to which the Fair Market Value of the Stock subject to the Options or SARs does not exceed the exercise or base price, shall be deemed to be zero). The payments described above may be made in any manner the Committee determines, including in cash, stock or other property (whether or not part of the consideration of the Change in Control). The Committee may take the actions described above with respect to Awards that are not then exercisable whether or not the Participant will receive any payment therefor. The Committee in its discretion may take any of the actions described in this Article VII contingent on consummation of the Change in Control and with respect to some or all outstanding Awards, whether or not then exercisable, vested or payable or on an Award-by-Award basis, which actions need not be uniform with respect to all outstanding Awards. However, the Awards shall not be terminated to the extent that written provision is made for their continuance, assumption or substitution by the Company or a successor employer or its parent or subsidiary in connection with the Change in Control.
ARTICLE VIII
COMMITTEE

8.1Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the “Committee”) in accordance with this Article 8. So long as the Board has a Compensation Committee, the Compensation Committee shall constitute the committee unless expressly determined otherwise by the Board. In the event that the Board does not have a Compensation Committee or the Board expressly determines that the Compensation Committee shall not be the Committee, the members of the Committee shall be selected by the Board and the Committee shall be comprised of two or more members of the Board who satisfy the independence requirements of Section 162(m) of the Code as well as any other applicable stock exchange or Exchange Act independence requirements. If the Committee does not exist, or for any other reason determined by the Board, the members of the Board deemed to meet such independence standards by the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

8.2Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Article IX) to cancel or suspend Awards.

(b)The Committee may, without amending the Plan, provide for different terms and conditions for the Awards granted to Participants who are foreign nationals or employed outside the United States in order to accommodate differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters, and may make such awards pursuant to sub-plans and other appropriate means.

(c)The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)Any interpretations of the Plan by the Committee and any decisions made by it under the Plan are final and binding on all persons.

(e)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company and applicable state corporate law.

8.3Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

8.4Information to be Furnished to Committee. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee’s or Participant’s employment, service, termination of employment or service, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

ARTICLE IX
AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), materially adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments pursuant to Section 6.2(d) and amendments to allow the Plan and the Awards issued thereunder to comply with the provisions of Section 409A of the Code and the regulations and other applicable law thereunder or to be exempt from Section 409A of the Code shall not be subject to the foregoing limitations of this Article IX.
Notwithstanding the foregoing, no amendment that (i) materially increases the benefits accruing to participants under the Plan, or (ii) materially expands the definition of Eligible Employee shall be effective until such amendment has been approved by stockholders of the Company.